Exhibit 5.1

September 1, 2022	Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105-2669 +1 415 773 5700 orrick.com

Starbucks Corporation

2401 Utah Avenue South

Seattle, Washington 98134

Re:	Starbucks Corporation
Registration	Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by Starbucks Corporation, a Washington corporation (the “Company”), of the following securities:

(i) debt securities of the Company, which may be issued in one or more series (the “Debt Securities”);

(ii) common stock of the Company, $0.001 par value per share (the “Common Stock”), including Common Stock that may be issued upon conversion of the Debt Securities, Preferred Stock (as defined below), the exercise of Warrants (as defined below) or pursuant to Purchase Contracts, Purchase Units or Subscription Rights (each, as defined below);

(iii) preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”), which may be issued in one or more series, including Preferred Stock that may be issued upon the conversion of Debt Securities, the exercise of Warrants or pursuant to Purchase Contracts or Purchase Units;

(iv) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (collectively, “Warrants”);

(v) purchase contracts obligating the Company or a holder to purchase or sell Common Stock or Preferred Stock at a future date or dates (the “Purchase Contracts”);

(vi) units consisting of one or more Purchase Contracts and, as security for the holder’s obligations to purchase or sell the shares under the Purchase Contracts, beneficial interests in Debt Securities or debt obligations of third parties or any other securities (collectively, the “Units”); and

(vii) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants or Units, in any combination (the “Subscription Rights”).

The offering of Debt Securities, Common Stock, Preferred Stock, Warrants, Purchase Contracts, Units and Subscription Rights (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus

Starbucks Corporation

September 1, 2022

(each, a “Prospectus Supplement”). The Debt Securities will be issued pursuant to an indenture, dated as of September 15, 2016, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), filed as an exhibit to the Registration Statement, and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolutions, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Base Indenture”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in articles of amendment (the “Articles of Amendment”) to be filed with the Secretary of State of the State of Washington. Warrants may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. Purchase Contracts may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company to be named, as purchase contract agent. Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent. Subscription Rights may be issued pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) to be entered into between the Company and a rights agent to be appointed in the future

We have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s articles of incorporation (the “Articles of Incorporation”) and bylaws, each as amended and restated through the date hereof, and (c) originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinions set forth below.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) the legal competence of all signatories to such documents; and (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time Securities are offered or issued as contemplated by the Registration Statement;

(ii) one or more Prospectus Supplements or term sheets describing the Securities offered thereby will have been prepared, delivered and filed with the Commission and will comply with all applicable laws;

Starbucks Corporation

September 1, 2022

(iii) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement, the Prospectus, any Prospectus Supplement relating to such Securities, and, if applicable, the Articles of Amendment;

(iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement;

(v) there shall not have occurred any change in law affecting the legality or enforceability of such Securities;

(vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(vii) any Securities issuable upon conversion, exchange or exercise of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(viii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s Articles of Incorporation as then in effect;

(ix) the consideration received for the issuance and sale of shares of Common Stock or Preferred Stock, as applicable, will be in an amount that is not less than the par value per share of such stock;

(x) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation under the laws of the State of Washington;

(xi) except as specifically covered in the opinions set forth below, each of the Debt Securities, Warrants, Purchase Contracts, Units and Subscription Rights and the applicable Indenture, Warrant Agreement, Purchase Contract Agreement, Unit Agreement and Subscription Rights Agreement constitute valid and binding obligations of each party thereto;

Starbucks Corporation

September 1, 2022

(xii) any Warrant Agreement, Purchase Contract Agreement, Unit Agreement and Subscription Rights Agreement will be governed by the laws of the State of New York; and

(xiii) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms thereof, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company, or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions herein are limited to the corporate laws of the State of Washington and, with respect to the opinions set forth in paragraphs (3) through (6) below, the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

1.    The Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

2.    The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) the Articles of Amendment relating to the applicable series of Preferred Stock has been filed with the Secretary of State of the State of Washington in the form and manner required by law; and (c) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

3.    The Debt Securities will constitute valid and binding obligations of the Company at such time as: (a) the forms and the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the Indenture and approved by appropriate action of the Company; (b) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture; and (c) the Debt Securities have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto..

4.    The Warrants will constitute valid and binding obligations of the Company at such time as: (a) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable Warrant Agreement; and (d) the Warrants have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

Starbucks Corporation

September 1, 2022

5.    The Purchase Contracts and Units will constitute valid and binding obligations of the Company at such time as: (a) the applicable Purchase Contract Agreement relating to the Purchase Contracts or the applicable Unit Agreement relating to the Units, as the case may be, has been duly authorized, executed and delivered by the Company and the applicable purchase contract agent or unit agent, as applicable; (b) the forms and terms of the Purchase Contracts or the Units, as the case may be, and their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement or Unit Agreement and approved by appropriate action of the Company; (c) the Purchase Contracts or the Units, as the case may be, have been duly executed and delivered by the Company in accordance with the applicable Purchase Contract Agreement or Unit Agreement; and (d) the Purchase Contracts or Units, as the case may be, have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto

6.    The Subscription Rights will constitute valid and binding obligations of the Company at such time as: (i) the applicable Subscription Rights Agreement relating to the Subscription Rights has been duly authorized, executed and delivered by the Company and the applicable rights agent; (ii) the forms and the terms of the Subscription Rights and their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement and approved by appropriate action of the Company; (iii) the Subscription Rights, or certificates representing the Subscription Rights, if any, have been duly executed and delivered by the Company and authenticated by the applicable rights agent in accordance with the applicable Subscription Rights Agreement; and (iv) the Subscription Rights have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

The opinions set forth in paragraphs (3) through (6) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

Starbucks Corporation

September 1, 2022

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP ORRICK, HERRINGTON & SUTCLIFFE LLP